Exhibit 3.3

FORM OF

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE LIMITED LIABILITY COMPANY TO A DELAWARE

LIMITED PARTNERSHIP PURSUANT TO

SECTION 17-217 OF THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT

1.                                      The jurisdiction where Antero Resources Midstream Management LLC (the “Converting Entity”) was first formed is Delaware.

2.                                      The jurisdiction of the Converting Entity immediately prior to filing this Certificate is Delaware.

3.                                      The date the Converting Entity was first formed is September 23, 2013.

4.                                      The name of the Converting Entity immediately prior to filing this Certificate is Antero Resources Midstream Management LLC.

5.                                      The name of the limited partnership as set forth in the Certificate of Limited Partnership is Antero Midstream GP LP.

6.                                      This Certificate of Conversion shall be effective at           A.M. eastern time on    , 2017.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the      day of         , 2017.

By: AMGP GP LLC,
as general partner of Antero Midstream GP LP.

By:
Name:
Title: